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As filed with the Securities and Exchange Commission on June 17, 2002

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form S-8
REGISTRATION STATEMENT
under
THE SECURITIES ACT OF 1933

NORTHWEST AIRLINES CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware	95-4205287
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

2700 Lone Oak Parkway
Eagan, Minnesota 55121
(Address of Principal Executive Offices)

Northwest Airlines Corporation
2001 Stock Incentive Plan
(Full Title of the Plan)

Michael L. Miller
Vice President-Law and Secretary
Northwest Airlines Corporation
2700 Lone Oak Parkway
Eagan, Minnesota 55121
(612) 726-7135
(Name and Address of Agent For Service) (Telephone Number, Including Area Code, of Agent For Service)

Copies to:

Wilson S. Neely, Esq.
Simpson Thacher & Bartlett
425 Lexington Avenue
New York, New York 10017-3954
(212) 455-2000

CALCULATION OF REGISTRATION FEE

Title Of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Share(a)	Proposed Maximum Aggregate Offering Price(a)	Amount Of Registration Fee(a)

Common Stock, $.01 par value per share(b)	5,000,000	$13.55	$67,750,000	$6,233.00

(a)
Pursuant to Rule 457(h) under the Securities Act of 1933, the proposed maximum offering price per share, the proposed maximum aggregate offering price and the amount of registration fee have been computed on the basis of the average of the high and low prices per share of Common Stock as reported on the Nasdaq National Market on June 14, 2002.

(b)
Includes Preferred Share Purchase Rights, which prior to the occurrence of certain events will not be exercisable or evidenced separately from the Common Stock.

        Pursuant to General Instruction E for registration statements on Form S-8, the contents of the Registration Statement on Form S-8 of Northwest Airlines Corporation, a Delaware corporation, relating to the Northwest Airlines Corporation 2001 Stock Incentive Plan (the "Plan"), file number 333-12571, filed with the Securities and Exchange Commission on September 24, 1996, are incorporated herein by reference.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information*

Item 2. Registrant Information and Employee Plan Annual Information*

*
Information required by Part I to be contained in the Section 10(a) prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended, and Note to Part I of Form S-8.

PART II
INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

        Not required to be filed with this Registration Statement pursuant to General Instruction E for registration statements on Form S-8.

Item 4. Description of Securities

        Not required to be filed with this Registration Statement pursuant to General Instruction E for registration statements on Form S-8.

Item 5. Interests of Named Experts and Counsel

        Not required to be filed with this Registration Statement pursuant to General Instruction E for registration statements on Form S-8.

Item 6. Indemnification of Directors and Officers

        Not required to be filed with this Registration Statement pursuant to General Instruction E for registration statements on Form S-8.

Item 7. Exemption from Registration Claimed

        Not applicable.

Item 8. Exhibits

        The following exhibits are filed as part of this Registration Statement:

Exhibit Number	Description
4.1	Restated Certificate of Incorporation of Northwest Airlines Corporation (filed as Exhibit 4.1 to the Registration Statement on Form S-3, File No. 333-69655 and incorporated herein by reference)
4.2
Amended and Restated Bylaws of Northwest Airlines Corporation (filed as Exhibit 4.1 to NWA Corp.'s Quarterly Report on Form 10-Q for the quarter ended March 31, 1999 and incorporated herein by reference).
4.3	Certificate of Designation of Series D Junior Participating Preferred Stock of NWA Corp. (included in Exhibit 4.1).
5.1	Opinion of Simpson Thacher & Bartlett
23.1	Consent of Ernst & Young LLP
23.2	Consent of Simpson Thacher & Bartlett (included in Exhibit 5.1)
24.1	Power of Attorney (included in Part II of this Registration Statement)

Item 9. Undertakings

        Not required to be filed with this Registration Statement pursuant to General Instruction E for registration statements on Form S-8.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Eagan, State of Minnesota, on this 17th day of June, 2002.

NORTHWEST AIRLINES CORPORATION (Registrant)
By	/s/ DOUGLAS M. STEENLAND Douglas M. Steenland President

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Douglas M. Steenland and Mickey P. Foret and each of them individually, his true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including posteffective amendments) to this Registration Statement together with all schedules and exhibits thereto, (ii) act on, sign and file with the Securities and Exchange Commission any registration statement relating to this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, (iii) act on, sign and file with the Securities and Exchange Commission any exhibits to this Registration Statement or any such registration statement or amendments (including post-effective amendments), (iv) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (v) act on and file any supplement to any prospectus included in this Registration Statement or any such registration statement or amendment and (vi) take any and all actions which may be necessary, or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them individually, full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact, any of them or any of his or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date
/s/ RICHARD H. ANDERSON Richard H. Anderson	Chief Executive Officer and Director (principal executive officer)	June 17, 2002
/s/ MICKEY P. FORET Mickey P. Foret	Executive Vice President and Chief Financial Officer (principal financial officer)	June 17, 2002
/s/ JAMES G. MATHEWS James G. Mathews	Vice President-Accounting & Tax and Chief Accounting Officer (principal accounting officer)	June 17, 2002

/s/ GARY L. WILSON Gary L. Wilson	Chairman of the Board of Directors	June 17, 2002
/s/ RAY W. BENNING, JR. Ray W. Benning, Jr.	Director	June 17, 2002
/s/ RICHARD C. BLUM Richard C. Blum	Director	June 17, 2002
/s/ ALFRED A. CHECCHI Alfred A. Checchi	Director	June 17, 2002
Robert L. Friedman	Director	June 17, 2002
/s/ DORIS KEARNS GOODWIN Doris Kearns Goodwin	Director	June 17, 2002
/s/ DENNIS F. HIGHTOWER Dennis F. Hightower	Director	June 17, 2002
/s/ GEORGE J. KOURPIAS George J. Kourpias	Director	June 17, 2002
/s/ FREDERIC V. MALEK Frederic V. Malek	Director	June 17, 2002
/s/ WALTER F. MONDALE Walter F. Mondale	Director	June 17, 2002
/s/ V.A. RAVINDRAN V.A. Ravindran	Director	June 17, 2002
/s/ MICHAEL G. RISTOW Michael G. Ristow	Director	June 17, 2002
/s/ DOUGLAS M. STEENLAND Douglas M. Steenland	Director	June 17, 2002
Leo M. van Wijk	Director	June 17, 2002

INDEX TO EXHIBITS

Exhibit Number	Description	Sequentially Numbered Page
4.1	Restated Certificate of Incorporation of Northwest Airlines Corporation (filed as Exhibit 4.1 to the Registration Statement on Form S-3, File No. 333-69655 and incorporated herein by reference)
4.2
Amended and Restated Bylaws of Northwest Airlines Corporation (filed as Exhibit 4.1 to NWA Corp.'s Quarterly Report on Form 10-Q for the quarter ended March 31, 1999 and incorporated herein by reference).
4.3	Certificate of Designation of Series D Junior Participating Preferred Stock of NWA Corp. (included in Exhibit 4.1).
5.1	Opinion of Simpson Thacher & Bartlett
23.1	Consent of Ernst & Young LLP
23.2	Consent of Simpson Thacher & Bartlett (included in Exhibit 5.1)
24	Power of Attorney (included in Part II of this Registration Statement)

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PART I INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
PART II INFORMATION REQUIRED IN REGISTRATION STATEMENT
SIGNATURES
POWER OF ATTORNEY
INDEX TO EXHIBITS